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                                                                      EXHIBIT 5

                                ALSTON&BIRD LLP
                              One Atlantic Center
                           1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                  404-881-7000
                               Fax: 404-881-7777
                                 www.alston.com

WILLIAM S. ORTWEIN    DIRECT DIAL: (404) 881-7936    E-MAIL: SORTWEIN@ALSTON.COM

                                January 30, 2004

Indus International, Inc.
3301 Windy Ridge Parkway
Atlanta, GA  30339

         Re:      Form S-8 Registration Statement
                  Wishbone Systems, Inc. Stock Option Plan Number 1

Ladies and Gentlemen:

         We have acted as counsel for Indus International, Inc., a Delaware corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), 143,596 shares (the "Shares") of the Company's Common Stock, par value $0.001 per share, that may be offered and sold by the Company upon the exercise of awards granted under the Wishbone Systems, Inc. Stock Option Plan Number 1 (the "Plan"). This opinion letter is rendered pursuant to Item 8 of Form S-8 and
Item 601(b)(5) of the Commission's Regulation S-K.

         We have examined the Certificate of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, records of proceedings of the Board of Directors of the Company deemed by us to be relevant to this opinion letter, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

         As to certain factual matters relevant to this opinion letter, we have relied conclusively upon certificates and statements of officers of the Company and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification.

         This opinion letter is provided to the Company and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement

   Bank of America Plaza         90 Park Avenue         3201 Beechleaf Court,    601 Pennsylvania Avenue,
  101 South Tryon Street,      New York, NY 10016             Suite 600                    N.W.
        Suite 4000                212-210-9400         Raleigh, NC 27604-1062   North Building, 10th Floor
 Charlotte, NC 28280-4000      Fax: 212-210-9444            919-862-2200        Washington, DC 20004-2601
       704-444-1000                                       Fax: 919-862-2260            202-756-3300
     Fax: 704-444-1111                                                              Fax: 202-756-3333

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Indus International, Inc.
January 30, 2004
Page 2


and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent, except that the Company may file a copy of this opinion letter with the Commission as an exhibit to the Registration Statement. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

         Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other laws.

         Based on the foregoing, it is our opinion that the Shares to be issued upon the exercise of awards granted under the Plan are duly authorized and, when issued by the Company and paid for in accordance with the terms of the Plan and related agreements, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                             Sincerely,

                                             ALSTON & BIRD LLP



                                             By:  /s/ William S. Ortwein
                                                --------------------------
                                                      A Partner